Exhibit A

     Information with Respect to Open-Market Transactions in the Common Stock of the Company effected by the Reporting Person since the Reporting Person's last filing on Schedule 13D relating to the Company.


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TradeDate     Amount      Average Price per share       Type of Transaction
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02/25/04         100,000         1.8                            Sell
02/27/04          50,000         1.9                            Sell
3/8/2004          50,000       2.639                            Sell
03/08/04           5,000        2.65                            Sell
03/08/04          70,000       2.573                            Sell
03/10/04          40,000      1.9288                            Buy
3/11/2004         10,000        1.87                            Buy
3/12/2004        215,000      2.1086                            Buy
03/15/04          10,000        2.14                            Buy
